Exhibit 99.1

FOR IMMEDIATE RELEASE	Contact: Michael Kodesch, Director, Investor Relations
(617) 796-8245

Five Star Senior Living Inc. Announces its Second Quarter 2019 Results

Second Quarter Revenues of $274.5 million
Second Quarter Net Income of $4.2 million
Second Quarter Adjusted EBITDA of $8.6 million
Occupancy Increased 160 Basis Points in Second Quarter Compared to Last Year

Newton, MA (August 7, 2019). Five Star Senior Living Inc. (Nasdaq: FVE) today announced its financial results for the quarter and six months ended June 30, 2019.

“We are excited to report substantial progress during the quarter, our first profitable period since the second quarter of 2013,” stated Katie Potter, President and Chief Executive Officer of Five Star Senior Living Inc. “Notably, we are very pleased that there no longer exists a substantial doubt about our continuing as a going concern. Additionally, we are pleased that we generated Adjusted EBITDA of $8.6 million this quarter and occupancy at owned and leased communities has increased, or remained flat, for the last five consecutive quarters, increasing 160 basis points this quarter compared to last year. We remain on track regarding the restructuring of our business arrangements with Senior Housing Properties Trust and we made significant strides regarding this effort during the quarter, including receiving stockholder approval to move forward with the restructuring and closing on our new $65.0 million secured revolving credit facility.”

Financial Results for the quarter ended June 30, 2019:

▪Senior living revenue for the second quarter of 2019 increased 1.3% to $274.5 million from $270.9 million for the same period in 2018, primarily due to increases in occupancy and average monthly rates for residents who pay privately for services, as well as increases in revenues attributable to ancillary services, such as rehabilitation and wellness services. These increases were partially offset by Five Star's sales during the first half of 2018 of four senior living communities to Senior Housing Properties Trust (Nasdaq: SNH), which communities Five Star now manages for SNH’s account, as well as a skilled nursing facility, or SNF, to a third party, and the sale during the second quarter of 2019 of three SNFs to a third party. Management fee revenue for the second quarter of 2019 increased 6.5% to $4.0 million from $3.8 million for the same period in 2018, primarily due to an increase in the number of managed communities to 77 from 75 for the same period in 2018.

▪Net income for the second quarter of 2019 was $4.2 million, or $0.08 per share, compared to a net loss of $20.9 million, or $0.42 per share, for the same period in 2018. Net income for the second quarter of 2019 included $1.1 million, or $0.02 per share, of costs related to the transaction agreement Five Star entered into with SNH on April 1, 2019, or the Transaction Agreement, and $0.4 million, or $0.01 per diluted share, of net severance costs incurred during the second quarter of 2019 related to payments owed to a former Five Star executive officer. Net loss for the second quarter of 2018 included a gain on sale of senior living communities of $1.5 million, or $0.03 per share, primarily due to Five Star's sale in June 2018 of two senior living communities to SNH, which communities Five Star now manages for SNH's account. Net income for the second quarter of 2019 increased approximately $25.0 million primarily due to a decrease in rent expense of $18.9 million attributable to the reduction in our minimum monthly rent payable to SNH pursuant to the Transaction Agreement.

▪Earnings before interest, taxes, depreciation and amortization, or EBITDA, for the second quarter of 2019 was $6.9 million compared to $(11.3) million for the same period in 2018. EBITDA excluding certain items, or Adjusted EBITDA, for the second quarter of 2019 was $8.6 million compared to $(12.2) million for the same period in 2018. A reconciliation of net income (loss) determined in accordance with U.S. generally accepted accounting principles, or GAAP, to EBITDA and Adjusted EBITDA for the quarters ended June 30, 2019 and 2018 appears later in this press release.

Operating Results for the quarter ended June 30, 2019:
▪Occupancy at owned and leased senior living communities for the second quarter of 2019 increased 160 basis points to 83.0% compared to 81.4% for the same period in 2018.

▪Average monthly rates at owned and leased senior living communities for the second quarter of 2019 increased 0.8% to $4,745 from $4,709 for the same period in 2018.

▪The percentage of revenue derived from residents’ private resources at owned and leased senior living communities for the second quarter of 2019 was 79.1% compared to 78.0% for the same period in 2018.

Financial Results for the six months ended June 30, 2019:

▪Senior living revenue for the six months ended June 30, 2019 increased 1.1% to $551.4 million from $545.4 million for the same period in 2018, primarily due to increases in occupancy and average monthly rates for residents who pay privately for services, as well as increases in revenues attributable to ancillary services, such as rehabilitation and wellness services. These increases were partially offset by Five Star's sales during the first half of 2018 of four senior living communities to SNH, which communities Five Star now manages for SNH's account, as well as a SNF to a third party, and the sale during the second quarter of 2019 of three SNFs to a third party. Management fee revenue for the six months ended June 30, 2019 increased 8.2% to $8.0 million from $7.4 million for the same period in 2018, primarily due to an increase in the number of managed communities to 77 from 75 for the same period in 2018.

▪Net loss for the six months ended June 30, 2019 was $29.0 million, or $0.58 per share, compared to a net loss of $28.8 million, or $0.58 per share, for the same period in 2018. Net loss for the six months ended June 30, 2019 included $8.8 million, or $0.18 per share, of costs related to the Transaction Agreement, $3.3 million, or $0.07 per share, related to long lived impairment charges recorded by Five Star to reduce the carrying value of certain long lived assets to their estimated fair values and $0.4 million, or $0.01 per share, of net severance costs incurred during the second quarter of 2019 related to payments owed to a former Five Star executive officer. Net loss for the six months ended June 30, 2018 included a gain on sale of senior living communities of $7.2 million, or $0.14 per share, primarily due to Five Star's sale during the first half of 2018 of four senior living communities to SNH, which communities Five Star now manages for SNH’s account.

▪EBITDA for the six months ended June 30, 2019 was $(15.9) million compared to $(9.5) million for the same period in 2018. Adjusted EBITDA was $(3.3) million for the six months ended June 30, 2019 and $(15.9) million for the same period 2018. A reconciliation of net loss determined in accordance with GAAP to EBITDA and Adjusted EBITDA for the six months ended June 30, 2019 and 2018 appears later in this press release.

Restructuring of Business Arrangements with SNH:

As previously disclosed, in April 2019, Five Star entered into the Transaction Agreement with SNH, pursuant to which Five Star and SNH agreed to restructure their existing business arrangements, subject to certain conditions and the receipt of various approvals.

▪Effective January 1, 2020 (or January 1, 2021 if extended under the Transaction Agreement), or the Conversion Time, Five Star’s existing five master leases with SNH for SNH’s senior living communities leased to Five Star, as well as Five Star’s existing management agreements and pooling agreements with SNH for SNH’s senior living communities managed by Five Star for SNH’s account, will be terminated and replaced with new management agreements between Five Star and SNH for all of these senior living communities.

▪At the Conversion Time, Five Star will issue to SNH such number of Five Star common shares as is necessary to cause SNH to own, when considered together with Five Star common shares then owned by SNH, approximately 34% of Five Star's then outstanding common shares, and SNH will declare a pro rata distribution to the holders of its common shares of beneficial interest of the right to receive, and Five Star will issue on a pro rata basis to such holders, a number of Five Star common shares which equals approximately 51% of Five Star’s then outstanding common shares, or, together, the Share Issuances; the noted percentage ownership amounts are post-issuance, giving effect to the Share Issuances. On June 11, 2019, Five Star's stockholders approved the Share Issuances in satisfaction of one of the conditions to the restructuring of Five Star’s business arrangements with SNH.

▪At the Conversion Time, as consideration for the Share Issuances, SNH will provide to Five Star $75.0 million of additional consideration.

▪Commencing February 1, 2019 through December 31, 2019, the aggregate amount of monthly minimum rent payable to SNH by Five Star under Five Star's master leases with SNH is $11.0 million, subject to adjustment and extension, and no additional rent is payable to SNH by Five Star from such date to the Conversion Time.

▪On April 1, 2019, SNH purchased from Five Star approximately $50.0 million of unencumbered fixed assets and improvements related to SNH's senior living communities leased to and operated by Five Star, which amount was subsequently reduced to $49.2 million.

▪In connection with the Transaction Agreement, Five Star entered into a credit agreement with SNH pursuant to which SNH extended to Five Star a $25.0 million line of credit, which is secured by six senior living communities owned by Five Star. This line of credit matures at the Conversion Time, and there are currently no amounts outstanding under this line of credit.

Financing Activities:

In June 2019, Five Star entered into a new $65.0 million secured revolving credit facility, which replaced its previously existing secured revolving credit facility. At the time it entered into the new credit facility, Five Star had borrowings of approximately $51.5 million outstanding under its previous credit facility, which amount remained outstanding under the new credit facility until Five Star fully repaid that amount later in June 2019. The new credit facility matures in June 2021, and, subject to Five Star's payment of extension fees and meeting other conditions, Five Star has the option to extend the stated maturity date of the new credit facility for a one year period. Five Star is required to pay interest at an annual rate of LIBOR plus 250 basis points per annum, or at a base rate, as defined in the agreement governing the credit facility, plus 150 basis points per annum, on borrowings under the new credit facility. Other terms of the new credit facility are substantially similar to those of Five Star’s previously existing credit facility.

Other:

▪In April 2019, Five Star and SNH entered into an agreement to sell to a third party two SNFs located in Wisconsin that SNH owns and leases to Five Star. Following completion of these sales, Five Star is not expected to operate those facilities.

▪Also in April 2019, Five Star began managing for SNH's account a senior living community located in Oregon with 318 living units pursuant to a management agreement with SNH on terms substantially similar to those of existing management agreements between Five Star and SNH.

▪In May 2019, Five Star and SNH sold to a third party three SNFs located in California that SNH owned and leased to Five Star, and Five Star no longer operates those facilities.

▪Also in May 2019, Five Star and SNH entered into an agreement to sell to a third party 15 SNFs located in Iowa, Nebraska and Kansas that SNH owns and leases to Five Star. Following completion of these sales, Five Star is not expected to operate those facilities.

▪On June 12, 2019, Five Star announced its intention to effect a 1:10 reverse stock split of its issued and outstanding shares of common stock on or before September 30, 2019. Five Star expects that, as a result of the reverse stock split, Five Star will regain compliance with Nasdaq listing standards.

▪On August 6, 2019, Five Star announced the appointment of Margaret Wigglesworth as Senior Vice President and Chief Operating Officer. Ms. Wigglesworth will lead Five Star's operations and direct various aspects of its administrative functions. Ms. Wigglesworth joins Five Star with extensive management experience spanning nearly three decades, including previously held leadership roles at the International Council of Shopping Centers, Cresa and Colliers International Group Inc.

Conference Call:

At 10:00 a.m. Eastern Time this morning, President and Chief Executive Officer, Katherine Potter, and Executive Vice President, Chief Financial Officer and Treasurer, Jeffrey Leer, will host a conference call to discuss Five Star's second quarter 2019 results.

The conference call telephone number is (877) 329-4332. Participants calling from outside the United States and Canada should dial (412) 317-5436. No pass code is necessary to access the call from either number. Participants should dial in about 15 minutes prior to the scheduled start of the call. A replay of the conference call will be available through 11:59 p.m. Eastern Time on Wednesday, August 14, 2019. To access the replay, dial (412) 317-0088. The replay pass code is 10132499.

A live audio webcast of the conference call will also be available in a listen-only mode on Five Star’s website, www.fivestarseniorliving.com. Participants wanting to access the webcast should visit Five Star's website about five minutes before the call. The archived webcast will be available for replay on Five Star's website following the call for about a week. The transcription, recording and retransmission in any way of Five Star’s second quarter 2019 conference call are strictly prohibited without the prior written consent of Five Star. Five Star’s website is not incorporated as part of this press release.

About Five Star Senior Living Inc.:

Five Star Senior Living Inc. is a senior living and healthcare services company. As of June 30, 2019, Five Star operated 282 senior living communities with 31,996 living units located in 33 states, including 205 communities (21,912 living units) that it owned or leased and 77 communities (10,084 living units) that it managed. These communities include independent living, assisted living, continuing care retirement and skilled nursing communities. Five Star is headquartered in Newton, Massachusetts.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(in thousands, except per share data)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Revenues:
Senior living revenue	$274,496	$270,882	$551,431	$545,407
Management fee revenue	4,024	3,777	8,007	7,399
Reimbursed costs incurred on behalf of managed communities	77,219	68,439	151,824	135,809
Total revenues	355,739	343,098	711,262	688,615
Operating expenses:
Senior living wages and benefits	145,249	140,713	288,879	276,882
Other senior living operating expenses	72,576	75,764	149,344	149,541
Costs incurred on behalf of managed communities	77,219	68,439	151,824	135,809
Rent expense	33,262	52,113	87,804	104,358
General and administrative expenses	20,548	18,477	47,050	38,440
Depreciation and amortization expense	2,941	8,977	11,106	17,837
Loss (gain) on sale of senior living communities	101	(1,509)	101	(7,193)
Long lived asset impairment	112	365	3,260	365
Total operating expenses	352,008	363,339	739,368	716,039

Operating income (loss)	3,731	(20,241)	(28,106)	(27,424)

Interest, dividend and other income	415	218	571	385
Interest and other expense	(906)	(604)	(1,812)	(1,307)
Unrealized (loss) gain on equity investments	(38)	44	328	(6)
Realized gain (loss) on sale of debt and equity investments, net of tax	144	(42)	236	(10)

Income (loss) before income taxes and equity in earnings of an investee	3,346	(20,625)	(28,783)	(28,362)
Benefit (provision) for income taxes	705	(281)	(785)	(537)
Equity in earnings of an investee, net of tax	130	12	534	56
Net income (loss)	$4,181	$(20,894)	$(29,034)	$(28,843)

Weighted average shares outstanding—basic	50,067	49,653	50,054	49,624

Weighted average shares outstanding—diluted	51,422	49,653	50,054	49,624

Net income (loss) per share—basic	$0.08	$(0.42)	$(0.58)	$(0.58)

Net income (loss) per share—diluted	$0.08	$(0.42)	$(0.58)	$(0.58)

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(dollars in thousands)
(unaudited)

	June 30,	December 31,
	2019	2018
Assets
Current assets:
Cash and cash equivalents	$35,500	$29,512
Accounts receivable, net of allowance	36,619	37,758
Due from related persons	3,698	7,855
Investments	21,275	20,179
Restricted cash	23,880	19,720
Prepaid expenses and other current assets	20,844	23,029
Assets held for sale	11,218	—
Total current assets	153,034	138,053

Property and equipment, net	165,382	243,873
Equity investment of an investee	9,303	8,633
Restricted cash	1,029	923
Restricted investments	6,267	8,073
Right of use assets	909,267	—
Other long term assets	5,739	6,069
Total assets	$1,250,021	$405,624

Liabilities and Shareholders’ Equity
Current liabilities:
Revolving credit facility	$—	$51,484
Accounts payable and accrued expenses	65,961	69,667
Current portion of lease liabilities	94,368	—
Accrued compensation and benefits	41,810	35,421
Due to related persons	18,359	18,883
Mortgage notes payable	350	339
Accrued real estate taxes	1,777	12,959
Security deposits and current portion of continuing care contracts	766	3,468
Other current liabilities	34,089	37,472
Liabilities held for sale	12,615	—
Total current liabilities	270,095	229,693

Long term liabilities:
Mortgage notes payable	7,355	7,533
Long term portion of lease liabilities	829,956	—
Accrued self insurance obligations	31,148	33,030
Deferred gain on sale and leaseback transaction	—	59,478
Other long term liabilities	1,721	4,721
Total long term liabilities	870,180	104,762

Shareholders’ equity:
Common stock, par value $.01: 75,000,000 shares authorized, 50,865,892 and 50,853,452 shares issued and outstanding at June 30, 2019 and December 31, 2018, respectively	508	508
Additional paid in capital	361,777	361,555
Accumulated deficit	(254,197)	(292,636)
Accumulated other comprehensive income	1,658	1,742
Total shareholders’ equity	109,746	71,169
Total liabilities and shareholders’ equity	$1,250,021	$405,624

Supplemental Information

FIVE STAR SENIOR LIVING INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(in thousands)
(unaudited)

	Six Months Ended June 30,
	2019	2018
Cash flows from operating activities:
Net loss	$(29,034)	$(28,843)
Adjustments to reconcile net loss to cash provided by (used in) operating activities:
Depreciation and amortization expense	11,106	17,837
Loss (gain) on sale of senior living communities	101	(7,193)
Unrealized (gain) loss on equity securities	(328)	6
Realized (gain) loss on sale of debt and equity investments	(236)	10
Loss on disposal of property and equipment	86	209
Long lived asset impairment	3,260	365
Equity in earnings of an investee, net of tax	(534)	(56)
Stock based compensation	222	491
Provision for losses on receivables	2,092	2,637
Amortization of non-cash rent adjustments	(472)	(3,305)
Other noncash expense (income) adjustments, net	62	96
Changes in assets and liabilities:
Accounts receivable	(953)	187
Prepaid expenses and other assets	3,110	4,766
Accounts payable and accrued expenses	(5,123)	(11,165)
Accrued compensation and benefits	6,389	2,742
Due from (to) related persons, net	16,486	(1,798)
Other current and long term liabilities	293	(302)
Cash provided by (used in) operating activities	6,527	(23,316)

Cash flows from investing activities:
Acquisition of property and equipment	(24,427)	(23,680)
Purchases of investments	(2,234)	(2,682)
Proceeds from sale of property and equipment	78,920	8,529
Proceeds from sale of communities	—	31,853
Proceeds from sale of investments	4,446	4,981
Cash provided by investing activities	56,705	19,001

Cash flows from financing activities:
Proceeds from borrowings on revolving credit facility	—	5,000
Repayments of borrowings on revolving credit facility	(51,484)	(5,000)
Repayments of mortgage notes payable	(181)	(343)
Payment of deferred financing fees	(1,271)	—
Cash used in financing activities	(52,936)	(343)

Change in cash and cash equivalents and restricted cash	10,296	(4,658)
Cash and cash equivalents and restricted cash at beginning of period	50,155	48,478
Cash and cash equivalents and restricted cash at end of period	$60,451	$43,820

Reconciliation of cash and cash equivalents and restricted cash:
Cash and cash equivalents	$35,500	$22,137
Restricted cash	24,909	21,683
Restricted cash presented in assets held for sale	42	—
Cash and cash equivalents and restricted cash at end of period	$60,451	$43,820

Supplemental cash flow information:
Cash paid for interest	$1,565	$1,002
Cash (received) paid for income taxes, net	$(1,491)	$348

Non-cash activities:
Initial recognition of right of use assets	$1,478,958	$—
Initial recognition of lease liabilities	$1,478,958	$—
Real estate sale	$—	$33,364
Mortgage notes assumed by purchaser in real estate sale	$—	$33,364

Supplemental Information

FIVE STAR SENIOR LIVING INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(in thousands)
(unaudited)

Non-GAAP financial measures are financial measures that are not determined in accordance with GAAP. Five Star believes the non-GAAP financial measures presented in the table below are meaningful supplemental disclosures because they may help investors gain a better understanding of changes in Five Star’s operating results and its ability to pay rent or service debt, make capital expenditures and expand its business. These non-GAAP financial measures also may help investors make comparisons between Five Star and other companies on both a GAAP and a non-GAAP basis. Five Star believes that EBITDA and Adjusted EBITDA are meaningful financial measures that may help investors better understand its financial performance, including by allowing investors to compare Five Star’s performance between periods and to the performance of other companies. EBITDA and Adjusted EBITDA are used by management to evaluate Five Star’s financial performance and compare Five Star’s performance over time and to the performance of other companies. Five Star calculates EBITDA and Adjusted EBITDA as shown below. These measures should not be considered as alternatives to net income (loss) or operating income (loss), as indicators of Five Star’s operating performance or as measures of Five Star’s liquidity. Also, EBITDA and Adjusted EBITDA as presented may not be comparable to similarly titled amounts calculated by other companies.

Five Star believes that net income (loss) is the most directly comparable financial measure, determined according to GAAP, to Five Star’s presentation of EBITDA and Adjusted EBITDA. The following table presents the reconciliation of these non-GAAP financial measures to net loss for each of the three and six months ended June 30, 2019 and 2018.

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Net income (loss)	$4,181	$(20,894)	$(29,034)	$(28,843)
Add (less):
Interest and other expense	906	604	1,812	1,307
Provision for income taxes	(705)	281	785	537
Depreciation and amortization expense	2,941	8,977	11,106	17,837
Interest, dividend and other income	(415)	(218)	(571)	(385)
EBITDA	6,908	(11,250)	(15,902)	(9,547)
Add (less):
Long lived asset impairment	112	365	3,260	365
Costs related to compliance assessment	—	20	—	(118)
Employee litigation matter	—	224	—	605
Loss (gain) on sale of senior living communities	101	(1,509)	101	(7,193)
Severance, net	393	—	393	—
Transaction costs (1)	1,133	—	8,808	—
Adjusted EBITDA	$8,647	$(12,150)	$(3,340)	$(15,888)

(1)Costs incurred by Five Star related to the Transaction Agreement.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,593	$19,331	$36,869	$39,049
Independent and assisted living community revenue (leased)	109,445	107,380	217,421	214,674
Continuing care retirement community revenue (leased)	97,186	95,070	194,681	192,848
Skilled nursing facility revenue (leased)	38,169	40,365	80,952	81,449
Ageility physical therapy revenue	11,103	8,736	21,508	17,387
Total senior living revenue	$274,496	$270,882	$551,431	$545,407

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,109	$8,781	$17,825	$17,163
Independent and assisted living community wages and benefits (leased)	51,264	47,850	100,909	94,300
Continuing care retirement community wages and benefits (leased)	51,020	50,787	101,277	100,729
Skilled nursing facility wages and benefits (leased)	27,100	27,690	55,888	54,496
Ageility physical therapy wages and benefits	7,567	5,894	14,355	11,568
Insurance and other (2)	(811)	(289)	(1,375)	(1,374)
Total senior living wages and benefits	$145,249	$140,713	$288,879	$276,882

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,593	$5,844	$11,319	$11,519
Independent and assisted living community other operating expenses (leased)	28,561	29,048	58,187	57,256
Continuing care retirement community other operating expenses (leased)	26,098	27,273	53,644	53,712
Skilled nursing facility other operating expenses (leased)	10,595	12,038	23,469	25,010
Ageility physical therapy other operating expenses	1,253	633	2,284	1,101
Insurance and other (2)	476	928	441	943
Total other senior living operating expenses	$72,576	$75,764	$149,344	$149,541

(1)Excludes data for managed communities.
(2)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
COMPARABLE SENIOR LIVING COMMUNITY FINANCIAL DATA(1)
(in thousands)
(unaudited)

	Three Months Ended June 30, (2)		Six Months Ended June 30, (3)
	2019	2018	2019	2018
Senior living revenue:
Independent and assisted living community revenue (owned)	$18,593	$18,391	$36,869	$36,576
Independent and assisted living community revenue (leased)	109,445	107,380	217,421	214,674
Continuing care retirement community revenue (leased)	97,186	95,070	194,681	192,848
Skilled nursing facility revenue (leased)	36,183	33,348	72,497	66,768
Ageility physical therapy revenue	9,703	8,536	18,112	16,801
Total senior living revenue	$271,110	$262,725	$539,580	$527,667

Senior living wages and benefits:
Independent and assisted living community wages and benefits (owned)	$9,109	$8,375	$17,825	$16,260
Independent and assisted living community wages and benefits (leased)	51,264	47,850	100,909	94,300
Continuing care retirement community wages and benefits (leased)	51,020	50,787	101,277	100,729
Skilled nursing facility wages and benefits (leased)	25,654	23,179	50,333	45,256
Ageility physical therapy wages and benefits	6,652	5,754	12,133	11,101
Insurance and other (4)	(811)	(289)	(1,375)	(1,374)
Total senior living wages and benefits	$142,888	$135,656	$281,102	$266,272

Other senior living operating expenses:
Independent and assisted living community other operating expenses (owned)	$5,593	$5,460	$11,319	$10,607
Independent and assisted living community other operating expenses (leased)	28,561	29,048	58,187	57,256
Continuing care retirement community other operating expenses (leased)	26,098	27,273	53,644	53,712
Skilled nursing facility other operating expenses (leased)	9,982	9,868	21,019	20,443
Ageility physical therapy other operating expenses	1,098	(12)	1,893	998
Insurance and other (4)	476	928	441	943
Total other senior living operating expenses	$71,808	$72,565	$146,503	$143,959

(1)Excludes data for managed communities.
(2)Includes data for senior living communities that Five Star has owned or leased continuously since April 1, 2018.
(3)Includes data for senior living communities that Five Star has owned or leased continuously since January 1, 2018.
(4)Insurance and other expenses primarily relate to Five Star's captive insurance company subsidiary, which mainly participates in Five Star's workers' compensation and professional and general liability insurance programs. Credit balances in senior living wages and benefits for insurance and other represent premiums earned by Five Star's captive insurance company subsidiary in excess of expenses recorded during the applicable period.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
SENIOR LIVING OTHER OPERATING DATA
(unaudited)

	Three Months Ended
	June 30,	March 31,	December 31,	September 30,	June 30,
	2019	2019	2018	2018	2018
Independent and assisted living communities (owned):(1)
Number of communities (end of period)	20	20	20	20	20
Number of units (end of period)	2,108	2,108	2,108	2,108	2,108
Occupancy(2)	81.4%	81.5%	82.3%	81.5%	81.1%
Avg. monthly rate(3)	$3,554	$3,527	$3,458	$3,442	$3,392

Independent and assisted living communities (leased):
Number of communities (end of period)	128	128	128	128	128
Number of units (end of period)	10,506	10,506	10,520	10,520	10,519
Occupancy(2)	84.3%	83.8%	84.2%	83.7%	83.6%
Avg. monthly rate(3)	$4,065	$4,077	$3,991	$3,991	$4,024

Continuing care retirement communities (leased):
Number of communities (end of period)	31	31	31	31	31
Number of units (end of period)(4)	7,070	7,070	7,117	7,157	7,158
Occupancy(2)	83.7%	83.7%	82.9%	81.3%	80.6%
Avg. monthly rate(3)	$5,415	$5,484	$5,383	$5,427	$5,433

Skilled nursing facilities (leased):
Number of communities (end of period)	26	29	29	29	29
Number of units (end of period)(5)	2,228	2,506	2,505	2,505	2,505
Occupancy(2)	77.1%	78.4%	77.9%	76.9%	74.7%
Avg. monthly rate(3)	$7,037	$7,258	$7,049	$6,874	$6,926

Total senior living communities (owned and leased):
Number of communities (end of period)	205	208	208	208	208
Number of units (end of period)	21,912	22,190	22,250	22,290	22,290
Occupancy(2)	83.0%	82.9%	82.9%	82.0%	81.4%
Avg. monthly rate(3)	$4,745	$4,818	$4,710	$4,701	$4,709

Managed communities:(1)
Number of communities (end of period)	77	76	76	75	75
Number of units (end of period)(6)	10,084	9,766	9,766	9,515	9,510
Occupancy(2)	85.4%	86.3%	86.5%	86.7%	86.1%
Avg. monthly rate(3)	$4,171	$4,275	$4,149	$4,164	$4,242

Other ancillary services:
Number of ageility physical therapy inpatient clinics (end of period)	45	46	47	47	47
Number of ageility physical therapy outpatient clinics (end of period)	142	137	128	120	111
Number of home health communities served (end of period)	10	12	10	12	12

(1)Occupancy and average monthly rate for the three months ended June 30, 2018 include data for the senior living communities that were sold to SNH during that period as owned until the time of sale and as managed from the time of sale through the end of such period.
(2)Includes living units categorized as in service. As a result, the number of living units may vary from period to period for reasons other than the acquisition or sale of senior living communities.
(3)Average monthly rate is calculated by taking the average daily rate, which is defined as total operating revenues for senior living services divided by occupied units during the period, and multiplying it by 30 days.
(4)Includes 1,813 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.
(5)Includes 76 assisted living and independent living units in communities where skilled nursing services are the predominant services provided.
(6)Includes 427 skilled nursing units in communities where assisted living and independent living services are the predominant services provided.

Supplemental Information

FIVE STAR SENIOR LIVING INC.
PERCENT BREAKDOWN OF SENIOR LIVING COMMUNITY REVENUE(1)
(unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2019	2018	2019	2018
Independent and assisted living communities (owned):
Private and other sources	98.2%	98.8%	98.5%	98.8%
Medicaid	1.8%	1.2%	1.5%	1.2%
Total	100.0%	100.0%	100.0%	100.0%

Independent and assisted living communities (leased):
Private and other sources	98.8%	98.9%	98.8%	99.0%
Medicaid	1.2%	1.1%	1.2%	1.0%
Total	100.0%	100.0%	100.0%	100.0%

Continuing care retirement communities (leased):
Private and other sources	75.2%	74.9%	75.0%	73.9%
Medicare	16.8%	17.5%	17.0%	18.5%
Medicaid	8.0%	7.6%	8.0%	7.6%
Total	100.0%	100.0%	100.0%	100.0%

Skilled nursing facilities (leased):
Private and other sources	23.7%	20.0%	22.7%	20.5%
Medicare	17.2%	19.0%	17.6%	19.3%
Medicaid	59.1%	61.0%	59.7%	60.2%
Total	100.0%	100.0%	100.0%	100.0%

Total senior living communities (owned and leased):
Private and other sources	79.1%	78.0%	78.4%	77.6%
Medicare	8.7%	9.3%	8.9%	9.8%
Medicaid	12.2%	12.7%	12.7%	12.6%
Total	100.0%	100.0%	100.0%	100.0%

(1)Excludes data for managed communities.

Supplemental Information

Warning Concerning Forward-Looking Statements

This press release contains statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 and other securities laws. Also, whenever Five Star uses words such as “believe”, “expect”, “anticipate”, “intend”, “plan”, “estimate”, "will", “may” and negatives or derivatives of these or similar expressions, Five Star is making forward-looking statements. These forward-looking statements are based upon Five Star’s present intent, beliefs or expectations, but forward-looking statements are not guaranteed to occur and may not occur. Actual results may differ materially from those contained in or implied by Five Star’s forward-looking statements. Forward-looking statements involve known and unknown risks, uncertainties and other factors, some of which are beyond Five Star’s control. For example:

▪As described herein, certain of the transactions contemplated by the Transaction Agreement are expected to be effective January 1, 2020. These transactions are subject to conditions, including, among others, the receipt of certain licensing and other regulatory approvals. Five Star cannot be sure that any or all of such conditions will be satisfied. Accordingly, these transactions may not become effective as of January 1, 2020 or at all, or the terms of such transactions may change.

▪Ms. Potter states that Five Star remains on track, and made significant strides, regarding the restructuring of its business arrangements with SNH. The share issuances contemplated by the Transaction Agreement require Five Star to file a registration statement on Form S-1 with the Securities and Exchange Commission, or SEC, to register the Five Star common shares to be issued, and that the Form S-1 be declared effective by the SEC. The process of preparing the Form S-1 is time consuming and the time before the SEC declares the Form S-1 effective is beyond Five Star’s control. Accordingly, Five Star cannot be sure that the Transaction Agreement and the restructuring transactions will be completed within a specified time period or at all.

▪Five Star and SNH have agreed to sell to third parties 17 SNFs that SNH owns and leases to Five Star, and following completion of these sales, Five Star is not expected to operate those facilities. These sales are subject to conditions. These conditions may not be met and these sales may not occur or may be delayed or their terms may change.

▪Ms. Potter notes that there no longer exists a substantial doubt about Five Star continuing as a going concern and this press release indicates various improvements Five Star achieved during the second quarter of 2019, including increased occupancy and generating $8.6 million of Adjusted EBITDA and being profitable for that quarter. These statements may imply that Five Star’s operations will continue to be profitable in the future and that it will continue as a going concern. However, Five Star’s business and operations remain subject to substantial risks, including the risk that the transactions contemplated by the Transaction Agreement will not be completed, and many of these risks are beyond Five Star’s control. As a result, Five Star’s operations may not be profitable in the future and Five Star may realize losses, which could negatively affect its ability to continue as a going concern.

▪Five Star expects to effect a 1:10 reverse stock split on or before September 30, 2019. This reverse stock split is subject to approval by Five Star’s Board of Directors; as a result, this reverse stock split may not occur, may be delayed or accelerated, or its terms may change. Further, the benefits that Five Star expects may be achieved from the reverse stock split, if it occurs, may not be realized, including Five Star’s regaining compliance with Nasdaq listing standards; if Five Star fails to regain and thereafter maintain compliance with Nasdaq listing standards, Nasdaq may initiate proceedings to delist Five Star’s common shares.

▪The appointment of Ms. Wigglesworth as Senior Vice President and Chief Operating Officer of Five Star and the enumeration of her experiences may imply that Five Star’s business and operations will improve as a result of her appointment. However, Five Star’s business and operations are subject to various risks, many of which are beyond its control. As a result, Five Star’s business and operations may not improve despite the appointment of Ms. Wigglesworth.

▪Five Star has a $65 million credit facility. Five Star’s ability to borrow under that facility is subject to it satisfying conditions and the maximum amount available for borrowings is subject to the amount of Five Star’s qualifying collateral. As a result, the amount of borrowings available to Five Star from time to time under that facility may be less than $65 million.

Supplemental Information

The information contained in Five Star’s filings with the SEC, including under “Risk Factors” in Five Star’s periodic reports, or incorporated therein, identifies other important factors that could cause Five Star’s actual results to differ materially from those stated in or implied by Five Star’s forward-looking statements. Five Star’s filings with the SEC are available on the SEC’s website at www.sec.gov.

You should not place undue reliance upon forward-looking statements.

Except as required by law, Five Star does not intend to update or change any forward-looking statements as a result of new information, future events or otherwise.